UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008 (May 8, 2008)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations Office of the Secretary	212-836-2674 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (c)      On May 8, 2008, the Board of Directors of Alcoa Inc. (“Alcoa”) elected Klaus Kleinfeld, 50, President and Chief Executive Officer of Alcoa, effective May 8, 2008. He succeeds Alain J. P. Belda, 64, as Chief Executive Officer. Mr. Belda will continue as Chairman of the Board. Mr. Kleinfeld was named President and Chief Operating Officer of Alcoa effective October 1, 2007, and has been a director of Alcoa since 2003. Before joining Alcoa, Mr. Kleinfeld was President and Chief Executive Officer of Siemens AG, a global electronics and industrial conglomerate, from January 2005 to June 2007. He served as Deputy Chairman of the Managing Board and Executive Vice President of Siemens AG from 2004 to January 2005, and was President and Chief Executive Officer of Siemens Corporation, the U.S. arm of Siemens AG, from 2002 to 2004. A copy of Alcoa’s press release announcing Mr. Kleinfeld’s election is attached hereto as Exhibit 99 and incorporated herein by reference.

Additionally, on May 8, 2008, the Board of Directors elected Lawrence R. Purtell Executive Vice President and Chairman’s Counsel of Alcoa. He had been Executive Vice President and General Counsel since November 1997 and Chief Compliance Officer since April 2002. He plans to retire from Alcoa effective July 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa press release dated May 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
	Name:	Lawrence R. Purtell
	Title:	Executive Vice President and Chairman’s Counsel

Date: May 13, 2008

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa press release dated May 8, 2008.

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